UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

CEC ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4441 West Airport Freeway, Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

(972) 258-8507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This current report on Form 8-K is being filed in connection with the completion on February 14, 2014 of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 15, 2014 (the “Merger Agreement”), among Q Merger Sub Inc. (the “Offeror” or “Merger Sub”), a Kansas corporation, Queso Holdings Inc., a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub, and CEC Entertainment, Inc., a Kansas corporation (the “Company”), pursuant to which Parent and Merger Sub agreed to make a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) and any associated rights (“Rights”) issued pursuant to the Rights Agreement, dated January 15, 2014, between the Company and Computershare Trust Company, N.A., as rights agent (each share of Common Stock and any associated Rights are referred to herein as a “Share”) at a price of $54.00 per Share, net to the seller in cash, without interest (the “Offer Price”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2014, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger. Trading of Common Stock on the NYSE was halted prior to opening of the market and suspended after the closing of the market on February 14, 2014. The Company also requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, in accordance with the Merger Agreement and the Company’s bylaws, prior to the time the Company accepted the Shares for payment in the Offer (the “Acceptance Time”), (i) Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Cynthia Pharr Lee and Walter Tyree resigned from the Board of Directors of the Company (the “Board”), effective as of the Acceptance Time, and (ii) the members of the Board elected Marc Becker, James P. Chambers, Daniel E. Flesh, Neil Mehta, Lance A. Milken, Scott I. Ross and Aaron Stone to the Board as directors of the Company by unanimous consent, effective as of the Acceptance Time. Each of Messrs. Ross, Milken, Chambers, Flesh, Mehta, Stone and Becker has advised the Company that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, the Company or any of its subsidiaries. Each of Messrs. Ross, Milken, Chambers, Flesh, Mehta, Stone and Becker has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as disclosed herein and in the Schedule 14F-1 which was filed by the Company with the SEC on February 4, 2014 (the “Schedule 14F-1”).

Also on February 14, 2014, in accordance with the Company’s bylaws, following the Acceptance Time but prior to the time the Merger became effective (the “Effective Time”), Marc Becker, Neil Mehta, Louis P. Neeb, Aaron Stone, Bruce M. Swenson and Raymond E. Wooldridge resigned from the Board, effective as of the Effective Time.

Biographical and other information with respect to Messrs. Becker, Chambers, Flesh, Mehta, Milken, Ross and Stone has been previously disclosed in the Schedule 14F-1 filed on February 4, 2014, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On February 14, 2014, the articles of incorporation and bylaws of the Company were amended and restated in their entirety. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Articles of Incorporation of CEC Entertainment, Inc.

3.2	Second Amended and Restated Bylaws of CEC Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 14, 2014	By:	/s/ Jay Young
	Name:	Jay Young
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Articles of Incorporation of CEC Entertainment, Inc.

3.2	Second Amended and Restated Bylaws of CEC Entertainment, Inc.